UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 11, 2011

American Assets Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35030	27-3338708
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11455 El Camino Real, Suite 200 San Diego, California 92130	92130
(Address of principal executive offices)	(Zip Code)

(858) 350-2600

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is being filed by American Assets Trust, Inc. to provide the financial statements that were previously omitted in Item 9.01 of the Current Report on Form 8-K filed on March 11, 2011 relating to the acquisition of our First & Main property, an approximately 364,000 square foot, 16-story LEED Platinum certified office building located at 100 SW Main Street, Portland, Oregon.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

(b)	Pro Forma Financial Information.

(d)	Exhibits:

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description

10.1*	Purchase Agreement between Two Main Development LLC, as Seller, and American Assets Trust, L.P., as Buyer, dated March 1, 2011.

23.1	Consent of Ernst & Young LLP.

*	Incorporated herein by reference to American Assets Trust, Inc.’s Current Report on 8-K filed with the Securities and Exchange Commission on March 3, 2011.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

American Assets Trust, Inc.

We have audited the accompanying statement of revenues and certain operating expenses (as defined in Note 1) of First & Main (the “Property”) for the year ended December 31, 2010. The statement of revenues and certain operating expenses is the responsibility of the Property’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Property’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain operating expenses of the Property was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1, and is not intended to be a complete presentation of the revenues and certain operating expenses of the Property.

In our opinion, the statement of revenues and certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses, as defined above, of First & Main for the year ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST& YOUNG LLP

San Diego, California

May 19, 2011

First & Main

Statement of Revenues and Certain Operating Expenses

For the Year Ended December 31, 2010

(In Thousands)

Revenue:
Rental income	$3,656
Other income	15

Total revenue	3,671

Certain operating expenses:
Rental operating	461
Payroll	108
Management fees	73
Utilities	67
Real estate taxes	49
Insurance	40
Repairs and maintenance	7
General and administrative	668

Total expenses	1,473

Revenues in excess of certain operating expenses	$2,198

First & Main

Notes to Statement of Revenues and Certain Operating Expenses

December 31, 2010

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

On March 11, 2011, American Assets Trust, Inc. (the “Company”), through a wholly owned subsidiary, completed the acquisition of First & Main (the “Property”), an approximately 364,000 square foot, 16-story, LEED Platinum certified office building located at 100 SW Main Street, in Portland, Oregon from an unrelated third party. The purchase price of First & Main was $128.9 million plus closing costs. Construction of the Property was completed in August 2010, and the building was placed into service on September 1, 2010 and commenced leasing operations.

The accompanying statement of revenues and certain operating expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the actual results of operations for the year ended December 31, 2010 due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the property:

•	Depreciation and amortization

•	Interest expense

•	Interest income

An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year instead of the three most recent years based on the following factors: (i) the Property was acquired from an unaffiliated party and (ii) based on due diligence of the Property by the Company, management is not aware of any material factors relating to the Property that would cause this financial information to not be indicative of future operating results.

Square footage, acreage, occupancy and other measures used to describe real estate included in these notes to the statement of revenues and certain operating expenses are presented on an unaudited basis.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Base rents are recognized on a straight-line basis from when the tenant controls the space through the term of the related lease, net of valuation adjustments, based on management’s assessment of credit, collection and other business risk. No straight-line rent adjustment was recorded during the year ended December 31, 2010, as the leases did not have either minimum fixed rent increases or free rent periods. Real estate taxes and other cost reimbursements are recognized on an accrual basis over the periods in which the related expenditures are incurred.

Accounting estimates

The preparation of the financial statements requires management to use estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could materially differ from these estimates in the near term.

Subsequent events were evaluated through the date the financial statement was issued.

NOTE 3. MINIMUM FUTURE LEASE RENTALS

Office space is leased to tenants under various lease agreements, and all leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs above a base year threshold. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain termination clauses under which the tenant may terminate the lease after a specified date, and certain leases contain renewal options at various periods at various rental rates. As of December 31, 2010, the Property was 95.4% leased by eight tenants, including one tenant whose lease commenced in January 2011.

First & Main

Notes to Statement of Revenues and Certain Operating Expenses – (Continued)

December 31, 2010

At December 31, 2010, the following future minimum rentals on the non-cancelable tenant leases, assuming early termination clauses are exercised but before any reserve for uncollectible amounts, are as follows (in thousands):

2011	$ 9,861
2012	10,583
2013	9,761
2014	8,078
2015	8,119
Thereafter	24,851

Total	$71,253

NOTE 4. CERTAIN OPERATING EXPENSES

Certain operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expense are charged to operations as incurred. Costs such as depreciation, amortization and interest expense are excluded from the statement of revenues and certain operating expenses.

NOTE 5. CONCENTRATION OF CREDIT RISK

During 2010, all tenants were government agencies with the Internal Revenue Service and the Veterans Business Administration comprising 84% of rental revenue.

NOTE 6. COMMITMENTS AND CONTINGENCIES

The Property is not subject to any material litigation nor to management’s knowledge is any material litigation currently threatened against the Property.

American Assets Trust, Inc.

Unaudited Pro Forma Financial Information

The following unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2010 and the three months ended March 31, 2011 are presented as if First & Main had been acquired as of January 1, 2010 and the initial public offering for American Assets Trust, Inc. had occurred on January 1, 2010. The initial public offering and formation transactions are further described below.

American Assets Trust, Inc. (together with its combined entities, the “Company,” “we,” “our” or “us”), which is a Maryland corporation formed on July 16, 2010 to acquire the entities owning various controlling and noncontrolling interests in real estate assets owned and/or managed by Ernest Rady and/or his affiliates, including the Ernest Rady Trust U/D/T March 10, 1983 (the “Rady Trust”), did not have any operating activity until the consummation of our initial public offering and the related acquisition of our Predecessor (defined below) on January 19, 2011. American Assets Trust, L.P. (our “Operating Partnership”) was formed as a Maryland limited partnership on July 16, 2010. Since the completion of our initial public offering (the “Offering”) and the Formation Transactions (defined below), our operations have been carried on through our Operating Partnership. We, as the sole general partner of our Operating Partnership, own 68% of, and have control of, our Operating Partnership. Accordingly, we consolidate the assets, liabilities and results of operations of our Operating Partnership.

Our “Predecessor” included (1) entities owned and/or controlled by Mr. Rady and/or his affiliates, including the Rady Trust, which in turn owned controlling interests in 17 properties, and the property management business of American Assets, Inc. (“AAI”) (the “Controlled Entities”), and (2) noncontrolling interests in entities owning four properties (“Noncontrolled Entities”). The Predecessor accounted for its investment in the Noncontrolled Entities under the equity method of accounting.

Prior to June 30, 2010, the Noncontrolled Entities owned an office property located in San Francisco, California referred to as The Landmark at One Market (“Landmark”). We refer to the entities owning Landmark as the “Landmark Entities.” The outside ownership interest in the Landmark Entities was acquired by our Predecessor on June 30, 2010 for a cash payment of $23.0 million. As of June 30, 2010, Landmark was controlled by our Predecessor. All but one of the properties owned by the Controlled Entities and Noncontrolled Entities were managed by AAI. The Noncontrolled Entities managed by AAI included the entities which owned Solana Beach Towne Centre and Solana Beach Corporate Centre properties (collectively “Solana Beach Centre”) and the entities that owned the Fireman’s Fund Headquarters office property (“Fireman’s Fund”). The remaining property is managed by an unrelated third party. We refer to ABW Lewers LLC and the Waikiki Beach Walk—Hotel, the entities that owned this non-AAI managed property, as the “Waikiki Beach Walk Entities.”

Substantially concurrently with the Offering, we completed a series of formation transactions (the “Formation Transactions”) pursuant to which we acquired, through a series of merger and contribution transactions, 100% of the ownership interests in the Controlled Entities, the Waikiki Beach Walk entities, and the Solana Beach Centre entities (which includes our Predecessor’s ownership interest in these entities). We did not acquire our Predecessor’s noncontrolling 25% ownership interest in the entities owning Fireman’s Fund. In the aggregate, these interests comprise our ownership of our property portfolio.

We have determined that the Predecessor is the acquirer for accounting purposes, and therefore the contribution of, or acquisition by merger of interests in, the Controlled Entities is considered a transaction between entities under common control since our Executive Chairman, Ernest Rady, and/or his affiliates, including the Rady Trust, owned the controlling interest in each of the entities comprising the Predecessor. As a result, the acquisition of interests in each of the Controlled Entities was recorded at our historical cost. The contribution of, or acquisition by merger of interests in, certain Noncontrolled Entities, including the Waikiki Beach Walk Entities and the Solana Beach Centre entities (including our Predecessor’s ownership interest in these entities), was accounted for as an acquisition under the acquisition method of accounting and recognized at the estimated fair value of acquired assets and assumed liabilities on the date of such contribution or acquisition. The acquisition of the ownership interests of the Landmark Entities by the Predecessor was accounted for under the acquisition method of accounting on June 30, 2010 and was recorded at the Predecessor’s historical cost when acquired by us upon the consummation of the Formation Transactions.

The unaudited pro forma consolidated statements of operations have been adjusted to give effect to:

•	the historical financial results of the Predecessor (the accounting acquirer) for the year ended December 31, 2010;

•

the historical financial results of the Company for the three months ended March 31, 2011, which includes the Predecessor’s historical results for the period prior to the Offering and Formation Transactions;

•

the acquisition of the ownership interests (including our Predecessor’s noncontrolling interest) in the Solana Beach Centre in exchange for units of limited partner interest (“OP units”) in our Operating Partnership, and the assumption of related debt as of January 1, 2010;

•	the annualization of the acquisition of the Landmark property by our Predecessor on June 30, 2010, to reflect the results of this property as if it were acquired on January 1, 2010;

•

the acquisition of ownership interests (including our Predecessor’s noncontrolling interest) in the Waikiki Beach Walk Entities in exchange for shares of our common stock and OP units and the assumption of related debt, as of January 1, 2010;

•

the acquisition of the First & Main property as of January 1, 2010. Construction of the First & Main property was completed in August 2010, and the building was placed in service and commenced leasing operations on September 1, 2010. Therefore, the 2010 pro forma adjustments for First & Main reflect the operations from the date operations commenced;

•	certain incremental general and administrative expenses expected to be incurred to operate as a public company; and

•	the completion of the Formation Transactions and the Offering, repayment of indebtedness and other use of proceeds from the Offering.

In addition, properties in our portfolio may be reassessed for property tax purposes after the consummation of the Offering. Therefore, the amount of property taxes we pay in the future may increase from what we have paid in the past. Given the uncertainty of the amounts involved, we have not included any property tax increase in our pro forma financial statements.

No pro forma balance sheet is presented as the March 31, 2011 consolidated balance sheet presented in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2011, includes the transactions described above.

Our pro forma consolidated statements of operations are presented for informational purposes only and do not purport to represent the results of our operations that would have actually occurred had the Offering, the Formation Transactions, the acquisition of First & Main and the debt repayments occurred on January 1, 2010 or project our results of operations for any future period. This unaudited pro forma consolidated information should be read in conjunction with the historical financial information and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2011.

American Assets Trust, Inc. and Subsidiaries

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2010

(Unaudited and In Thousands Except Per Share Data)

		Acquisitions and Contributions
	Predecessor	Solana Beach Centre	Landmark at One Market	Waikiki Beach Walk Entities	Carmel Mountain Acquisition	Pro Forma Adjustments		Pro Forma After Offering	First & Main Acquisition	Company Pro Forma
	(A)	(B)	(C)	(D)	(E)				(F)
Revenue
Rental income	$125,162	$13,875	$11,033	$38,174	$(142)	$—		$188,102	$3,140	$191,242
Other property income	3,788	1	—	3,946	—	—		7,735	15	7,750

Total revenue	$128,950	$13,876	$11,033	$42,120	$(142)	$—		$195,837	$3,155	$198,992

Expenses
Rental expenses	$23,106	$1,644	$2,970	$22,225	$—	$(120)	(H)	$49,825	$756	$50,581
Real estate taxes	12,854	854	1,204	1,731	—	—		16,643	49	16,692
General and administrative	8,813	795	375	1,820	—	(979)	(H)	13,745	668	14,413
						2,921	(J)
Depreciation and amortization	37,642	5,861	2,513	8,736	140	—		54,892	1,312	56,204

Total operating expenses	$82,415	$9,154	$7,062	$34,512	$140	$1,822		$135,105	$2,785	$137,890

Operating income	$46,535	$4,722	$3,971	$7,608	$(282)	$(1,822)		$60,732	$370	$61,102
Interest expense	(46,813)	(5,545)	(3,748)	(12,565)	—	13,219	(I)	(55,452)	—	(55,452)
Other income (expense), net	2,452	8	1	(267)	—	(591)	(G)	(184)	—	(184)
						(1,787)	(H)

Net income (loss)	$2,174	$(815)	$224	$(5,224)	$(282)	$9,019		$5,096	$370	$5,466

Net income attributable to noncontrolling interests										(1,596)	(K)
Net income attributable to restricted shares										(424)

Net income attributable to controlling interests										$3,446

			Pro Forma earnings per share basic							$0.09	(L)

			Pro Forma earnings per share diluted							$0.09	(L)

			Pro Forma weighted average shares basic							38,655,084

			Pro Forma weighted average shares diluted							56,800,123

American Assets Trust, Inc. and Subsidiaries

Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 31, 2011

(Unaudited and In Thousands Except Per Share Data)

		Acquisitions and Contributions
	American Assets Trust, Inc. and Subsidiaries	Solana Beach Centre	Waikiki Beach Walk Entities	Other Pro Forma Adjustments		Pro Forma After Offering	First & Main Acquisition	Company Pro Forma
	(A)	(B)	(D)				(F)
Revenue
Rental income	$46,119	$592	$1,958	$—		$48,669	$2,043	$50,712
Other property income	1,653	—	135	—		1,788	21	1,809

Total revenue	$47,772	$592	$2,093	$—		$50,457	$2,064	$52,521

Expenses
Rental expenses	$11,832	$74	$1,133	$(6)	(H)	$13,033	$482	$13,515
Real estate taxes	4,049	41	81	—		4,171	31	4,202
General and administrative	3,610	30	101	(25)	(H)	3,999	22	4,021
				283	(J)
Depreciation and amortization	12,490	293	437	—		13,220	808	14,028

Total operating expenses	$31,981	$438	$1,752	$252		$34,423	$1,343	$35,766

Operating income	$15,791	$154	$341	$(252)		$16,034	$721	$16,755
Interest expense	(13,079)	(276)	(616)	677	(I)	(13,294)	—	(13,294)
Early extinguishment of debt	(25,867)	—	—	25,867	(H)	—	—	—
Loan transfer and consent fees	(9,019)	—	—	9,019	(H)	—	—	—
Gain on acquisition	46,371	—	—	(46,371)	(H)	—	—	—
Other income (expense), net	(601)	—	(13)	(41)	(G)	(470)	117	(353)
				185	(H)

Net income (loss)	$13,596	$(122)	$(288)	$(10,916)		$2,270	$838	$3,108

Net income attributable to noncontrolling interests								(960)	(K)
Net income attributable to restricted shares								(106)

Net income attributable to controlling interests								$2,042

	Pro Forma earnings per share basic							$0.05	(L)

	Pro Forma earnings per share diluted							$0.05	(L)

	Pro Forma weighted average shares basic							38,655,084

	Pro Forma weighted average shares diluted							56,928,437

American Assets Trust, Inc.

Notes and Management’s Assumptions to Pro Forma Consolidated Financial Statements

March 31, 2011 (Unaudited)

Adjustments to the Pro Forma Consolidated Statements of Operations

The adjustments to the pro forma consolidated statements of operations for the year ended December 31, 2010 and three months ended March 31, 2011 are as follows:

(A) For the year ended December 31, 2010, reflects the Predecessor’s historical combined statements of operations for the year ended December 31, 2010. American Assets Trust, Inc. and its subsidiaries had no corporate activity other than the issuance of 1,000 shares of common stock in connection with the initial capitalization of the Company from formation on July 16, 2010 through the Offering on January 19, 2011. For the three months ended March 31, 2011, represents the historical consolidated statements of operations of American Assets Trust, Inc. and its subsidiaries for the three months ended March 31, 2011, which include the Predecessor’s historical results prior to the Offering and the results of Solana Beach Centre and the Waikiki Beach Walk Entities subsequent to their acquisition on January 19, 2011 in connection with the Formation Transactions and the First & Main acquisition on March 11, 2011. Our Predecessor’s interests in the Controlled Entities were acquired by our Operating Partnership in exchange for cash, shares of common stock and/or OP units, and the assumption of related debt, and were recorded at the Predecessor’s historical cost basis. As a result, expenses such as depreciation and amortization to be recognized by our Operating Partnership related to the acquired interests are based on the Predecessor’s historical cost basis of the related assets and liabilities.

(B) For the year ended December 31, 2010, reflects the results of operations from the acquisition of the Solana Beach Centre that occurred in connection with the Formation Transactions on January 19, 2011. For the three months ended March 31, 2011, reflects the normalization of the acquisition of the ownership interests in Solana Beach Centre on January 19, 2011 to reflect the results of operations as if the entities were consolidated for the entire three month period. The acquisition method of accounting was used to allocate the fair value to tangible and identified intangible assets and liabilities acquired. Adjustments to revenues represent the impact of the amortization of the net amount of above and below market rents and the net impact of straight-line rents. Adjustments to depreciation and amortization represent the additional depreciation expense and amortization of intangibles as a result of these purchase accounting adjustments.

As a result of acquisition method accounting, the carrying value of debt for the Solana Beach Centre was adjusted to its fair value, resulting in a $0.6 million discount. The discount is amortized to interest expense over the life of the underlying debt instrument. The amounts allocated to net real estate, which include buildings, are depreciated over the estimated weighted average remaining useful lives ranging from 35 to 40 years. The amounts allocated to above and below market leases and to intangible lease assets are amortized over the weighted average lives of the related leases ranging from 2 to 15 years.

American Assets Trust, Inc.

Notes and Management’s Assumptions to Pro Forma Consolidated Financial Statements

March 31, 2011 (Unaudited)

The pro forma adjustments to the historical statement of operations of the Solana Beach Centre are as follows:

	For the Year Ended December 31, 2010			For the Three Months Ended March 31, 2011
	Solana Beach Centre Historical	Pro Forma Adjustments	Solana Beach Centre Pro Forma	Solana Beach Centre Historical - through January 18, 2011 (1)	Pro Forma Adjustments	Solana Beach Centre Pro Forma
	(in thousands; unaudited)			(in thousands; unaudited)
Revenue
Rental income	$12,870	$1,005	$13,875	$615	$(23)	$592
Other property income	1	—	1	—	—	—

Total revenue	12,871	1,005	13,876	615	(23)	592
Expenses
Rental expenses	1,644	—	1,644	74	—	74
Real estate taxes	854	—	854	41	—	41
General and administrative	795	—	795	30	—	30
Depreciation and amortization	3,502	2,359	5,861	167	126	293

Total operating expenses	6,795	2,359	9,154	312	126	438
Operating income	6,076	(1,354)	4,722	303	(149)	154
Interest expense	(5,518)	(27)	(5,545)	(274)	(2)	(276)
Other income (expense), net	8	—	8	—	—	—

Net income (loss)	$566	$(1,381)	$(815)	$29	$(151)	$(122)

(1)	As Solana Beach Centre was acquired as part of the Formation Transactions on January 19, 2011 pro forma adjustments are only shown through January 18, 2011, as actual results from acquisition through March 31, 2011 are already included in the Company’s historical consolidated statement of operations for the three months ended March 31, 2011.

(C) For the year ended December 31, 2010, reflects the annualization of the acquisition of the ownership interests in the Landmark Entities on June 30, 2010 to reflect the results of operations of this property as if it were acquired on January 1, 2010. As the Landmark Entities were acquired by the Predecessor on June 30, 2010, pro forma adjustments are only shown through June 30, 2010, as actual results from acquisition through December 31, 2010 are already included in the Predecessor and actual results for the three months ended March 31, 2011 are included in the results of operations of the Company. The acquisition of the Landmark Entities by the Predecessor was accounted for under the purchase method of accounting in accordance with ASC Section 805-10, Business Combinations. Adjustments to revenues represent the impact of the amortization of the net amount of above and below market rents and the net impact of straight-line rents. Adjustments to depreciation and amortization represent the additional depreciation expense and amortization of intangibles as a result of these purchase accounting adjustments.

The amounts allocated to net real estate, which includes buildings, are depreciated over the estimated remaining useful life of 40 years. The amounts allocated to above and below market leases and to intangible lease assets are amortized over the weighted average life of the remaining terms of the related leases of 6 years for lease assets and 37 years for the below market lease liability.

American Assets Trust, Inc.

Notes and Management’s Assumptions to Pro Forma Consolidated Financial Statements

March 31, 2011 (Unaudited)

The pro forma adjustments to the historical statement of operations of the Landmark Entities are as follows:

	For the Year Ended December 31, 2010
	Landmark Historical for the six months ended June 30, 2010 (1)	Pro Forma Adjustments	Landmark Pro Forma
	(in thousands; unaudited)
Revenue
Rental income	$10,937	$96	$11,033
Other property income	—	—	—

Total revenue	10,937	96	11,033
Expenses
Rental expenses	2,768	202	2,970
Real estate taxes	1,204	—	1,204
General and administrative	375	—	375
Depreciation and amortization	3,412	(899)	2,513

Total operating expenses	7,759	(697)	7,062
Operating income	3,178	793	3,971
Interest expense	(3,753)	5	(3,748)
Other income (expense), net	1	—	1

Net income (loss)	$(574)	$798	$224

(1)	As Landmark was acquired on June 30, 2010, pro forma adjustments are only shown through June 30, 2010, as actual results from acquisition through December 31, 2010 are already included in the Predecessor’s historical combined statement of operations for the year ended December 31, 2010.

(D) For the year ended December 31, 2010, reflects the results of operations from the acquisition of the ownership interests in the Waikiki Beach Walk Entities that occurred in connection with the Formation Transactions. For the three months ended March 31, 2011, reflects the normalization of the acquisition of the ownership interests in the Waikiki Beach Walk entities on January 19, 2011, to reflect the results of operations as if the entities were consolidated for the entire three month period. The acquisition of the Waikiki Beach Walk Entities was accounted for under the purchase method of accounting in accordance with ASC Section 805-10, Business Combinations. Adjustments to revenues represent the impact of the amortization of the net amount of above and below market rents and the net impact of straight-line rents. Adjustments to depreciation and amortization represent the additional depreciation expense and amortization of intangibles as a result of these purchase accounting adjustments.

As a result of acquisition method accounting, the carrying value of debt for the Waikiki Beach Walk Entities was adjusted to its fair value, resulting in a $19.0 million discount. The discount is amortized to interest expense over the life of the underlying debt instrument. The amounts allocated to buildings are depreciated over the estimated remaining useful life of 35 years. The amounts allocated to above and below market leases and to intangible lease assets are amortized over the weighted average life of the remaining terms of the related leases of 5 years.

American Assets Trust, Inc.

Notes and Management’s Assumptions to Pro Forma Consolidated Financial Statements

March 31, 2011 (Unaudited)

The pro forma adjustments to the historical statement of operations of the Waikiki Beach Walk entities are as follows:

	For the Year Ended December 31, 2010			For the Three Months Ended March 31, 2011
	Waikiki Beach Walk Entities Historical	Pro Forma Adjustments	Waikiki Beach Walk Entities Pro Forma	Waikiki Beach Walk Entities Historical - through January 18, 2011 (1)	Pro Forma Adjustments	Waikiki Beach Walk Entities Pro Forma
	(in thousands; unaudited)			(in thousands; unaudited)
Revenue
Rental income	$38,627	$(453)	$38,174	$2,006	$(48)	$1,958
Other property income	3,946	—	3,946	135	—	135

Total revenue	42,573	(453)	42,120	2,141	(48)	2,093
Expenses
Rental expenses	22,288	(63)	22,225	1,136	(3)	1,133
Real estate taxes	1,731	—	1,731	81	—	81
General and administrative	1,820	—	1,820	101	—	101
Depreciation and amortization	12,457	(3,721)	8,736	608	(171)	437

Total operating expenses	38,296	(3,784)	34,512	1,926	(174)	1,752
Operating income	4,277	3,331	7,608	215	126	341
Interest expense	(10,047)	(2,518)	(12,565)	(490)	(126)	(616)
Other income (expense), net	(267)	—	(267)	(13)	—	(13)

Net income (loss)	$(6,037)	$813	$(5,224)	$(288)	$—	$(288)

(1)	As the Waikiki Beach Walk entities were acquired as part of the Formation Transactions on January 19, 2011 pro forma adjustments are only shown through January 18, 2011, as actual results from acquisition through March 31, 2011 are already included in the Company’s historical consolidated statement of operations for the three months ended March 31, 2011.

(E) Reflects the acquisition of an approximately 80,000 square foot vacant building at Carmel Mountain Plaza for $13.2 million on November 10, 2010. The building is depreciated over its estimated useful life of 35 years. As this building was acquired by the Predecessor on November 10, 2010, pro forma adjustments are only shown through November 10, 2010, as actual results from acquisition through December 31, 2010 are already included in the Predecessor and actual results for the three months ended March 31, 2011 are included in the Company. The tenant that formerly occupied the building had been paying its share of expense reimbursements to us of approximately $0.1 million for the year ended December 31, 2010.

(F) Reflects adjustments relating to the acquisition of First & Main. The acquisition of First & Main was accounted for under the purchase method of accounting in accordance with ASC Section 805-10, Business Combinations. Adjustments to revenues represent the impact of the amortization of the net amount of above and below market rents, the net impact of straight-line rents and amortization of deferred revenue related to tenant improvements. Adjustments to depreciation and amortization represent the additional depreciation expense and amortization of intangibles as a result of these purchase accounting adjustments.

The amounts allocated to buildings are depreciated over the estimated remaining useful life of 40 years. The amounts allocated to above and below market leases and to intangible lease assets are amortized over the weighted average life of the remaining terms of the related leases of 10 years.

American Assets Trust, Inc.

Notes and Management’s Assumptions to Pro Forma Consolidated Financial Statements

March 31, 2011 (Unaudited)

The pro forma adjustments to the statement of revenues and certain operating expenses of First & Main are as follows:

	For the Year Ended December 31, 2010			For the Three Months Ended March 31, 2011
	First & Main Historical (1)	Pro Forma Adjustments	First & Main Entities Pro Forma	First & Main Historical - through March 10, 2011 (2)	Pro Forma Adjustments	First & Main Pro Forma
	(in thousands; unaudited)			(in thousands; unaudited)
Revenue
Rental income	$3,656	$(516)	$3,140	$2,331	$(288)	$2,043
Other property income	15	—	15	21	—	21

Total revenue	3,671	(516)	3,155	2,352	(288)	2,064
Expenses
Rental expenses	756	—	756	482	—	482
Real estate taxes	49	—	49	31	—	31
General and administrative	668	—	668	22	—	22
Depreciation and amortization	—	1,312	1,312	—	808	808

Total operating expenses	1,473	1,312	2,785	535	808	1,343
Operating income	2,198	(1,828)	370	1,817	(1,096)	721
Interest expense	—	—	—	—	—	—
Other income (expense), net	—	—	—	—	117	117	(3)

Net income (loss)	$2,198	$(1,828)	$370	$1,817	$(979)	$838

(1)	Construction of the First & Main property was completed in August 2010, and the building was placed into service and commenced leasing operations in September 2010. Therefore, the historical operations reflect four months of operations.
(2)	As First & Main was acquired on March 11, 2011 pro forma adjustments are only shown through March 10, 2011, as actual results from acquisition through March 31, 2011 are already included in the Company’s consolidated statement of operations for the three months ended March 31, 2011.
(3)	The pro forma adjustment is the elimination of $0.1 million in acquisition-related charges recorded by the Company for the three months ended March 31, 2011.

(G) Reflects the elimination of our Predecessor’s 25% ownership interest in Fireman’s Fund. Our Predecessor’s equity in earnings from its investment in Fireman’s Fund was $0.3 million and $0.03 million for the year ended December 31, 2010 and the three months ended March 31, 2011, respectively. In addition, fee income earned from Fireman’s Fund was $0.3 million and $0.01 million for the year ended December 31, 2010 and the three months ended March 31, 2011, respectively.

(H) Due to the acquisition of Solana Beach Centre, Landmark and the Waikiki Beach Walk Entities, $0.4 million and $0.2 million of equity in net loss from equity method investments is eliminated in the pro forma consolidated statement of operations for the year ended December 31, 2010 and the three months ended March 31, 2011, respectively. Fee income earned of $2.2 million and $0.03 million from Solana Beach Centre and Landmark is eliminated in consolidation for pro forma purposes for the year ended December 31, 2010 and the three months ended March 31, 2011, respectively. In addition, fees paid by Solana Beach Centre and Landmark of $1.1 million and $0.03 million for the year ended December 31, 2010 and the three months ended March 31, 2011, respectively are eliminated in consolidation.

For the three months ended March 31, 2011, one-time charges related to the Offering have been eliminated. These one-time items include expenses for the early extinguishment of debt and loan transfer and consent fees and the gain on acquisition of the controlling interests in Solana Beach Centre and the Waikiki Beach Walk Entities.

(I) Reflects the decrease in net interest expense as a result of the repayment of secured and unsecured debt at the time of the Offering. On a pro forma basis, interest expense decreased $15.3 million and $0.8 million for the year ended December 31, 2010 and the three months ended March 31, 2011, respectively. The pro forma adjustment also includes amortization of capitalized fees in connection with our revolving credit facility of $0.8 million and $0.04 million and estimated unused fees of $1.3 million and $0.07 million on the $250.0 million revolving credit facility for the year ended December 31, 2010 and three months ended March 31, 2011, which excludes amounts already included in the consolidated statement of operations.

American Assets Trust, Inc.

Notes and Management’s Assumptions to Pro Forma Consolidated Financial Statements

March 31, 2011 (Unaudited)

(J) We will incur additional general and administrative expense as a result of becoming a public company, including but not limited to incremental salaries and equity incentives, board of directors fees and expenses, director’s and officer’s insurance, Sarbanes-Oxley Act of 2002 compliance costs, and incremental audit and tax fees. We have included $2.4 million and $0.1 million of non-cash stock-based compensation expense for the year ended December 31, 2010 and the three months ended March 31, 2011, respectively, (excluding $0.5 million of stock-based compensation expense already included in the Company’s consolidated statement of operations for the three months ended March 31, 2011) based on equity awards granted to certain employees and directors upon completion of the Offering. We have also included $0.5 million and $0.2 million for the year ended December 31, 2010 and three months ended March 31, 2011 in additional salaries for employment agreements signed with certain executives and new personnel. We estimate that additional incremental expenses of being a public company will range from $5.0 million to $8.0 million per year in excess of our historical general and administrative expenses.

(K) Reflects the allocation of net income to the noncontrolling interests.

(L) Pro forma earnings per share—basic and diluted are calculated by dividing pro forma consolidated net income allocable to the Company’s stockholders by the number of shares of common stock and OP units issued in the Offering and the Formation Transactions and OP units issued in a subsequent private placement.

Basic net income per common share is calculated based on the weighted average common shares outstanding, which was 38,655,084 shares for each of the periods reported. Diluted net income per common share is calculated based on net income before allocation to noncontrolling interests by giving effect to the expected exchange of OP units for common stock on a one-for-one basis, which resulted in diluted shares of 56,800,123 as of December 31, 2010 and 56,928,437 as of March 31, 2011, with the difference attributable to a private placement of OP units in February 2011. The diluted shares exclude incentive restricted stock as these awards are considered contingently issuable and time-vesting restricted stock as these awards are anti-dilutive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.

By:	/s/ Adam Wyll
Adam Wyll
Senior Vice President, General Counsel & Secretary

May 19, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1*	Purchase Agreement between Two Main Development LLC, as Seller, and American Assets Trust, L.P., as Buyer, dated March 1, 2011.

23.1	Consent of Ernst & Young LLP.

*	Incorporated herein by reference to American Assets Trust, Inc.’s Current Report on 8-K filed with the Securities and Exchange Commission on March 3, 2011.